RDD PHARMA LTD.
2019 ANNUAL REPORT

EXHIBIT 99.1

RDD PHARMA LTD.

2019 ANNUAL REPORT

Report of Independent Auditors

To the board of directors and shareholders of RDD Pharma Ltd.

We have audited the accompanying consolidated financial statements of RDD Pharma Ltd. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in capital deficiency and cash flows for the years then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RDD Pharma Ltd. and its subsidiaries as of December 31, 2019 and 2018, and the results of its operations, changes in capital deficiency and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1e to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency and cash outflows from operating activities, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1e. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Kesselman & Kesselman	Tel-Aviv, Israel
Certified Public Accountants (Isr.)	June 12, 2020
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il

RDD PHARMA LTD.
CONSOLIDATED BALANCE SHEETS

		December 31
	Note	2019	2018
		U.S. dollars in thousands
Assets
CURRENT ASSETS:
Cash and cash equivalents		$28	$2,375
Prepaid expense and other receivable	9a	46	26
TOTAL CURRENT ASSETS		74	2,401

NON-CURRENT ASSETS -
Property and equipment, net	3	43	49
TOTAL ASSETS		$117	$2,450

Liabilities net of capital deficiency
CURRENT LIABILITIES -
Accounts payable:
Trade		217	107
Other	9b	610	223
TOTAL CURRENT LIABILITIES		827	330

NON-CURRENT LIABILITIES -
Warrants liabilities	6	505	653
Liability for employees rights upon retirement		36	36
		541	689
COMMITMENTS AND CONTINGENCIES	5
TOTAL LIABILITIES		1,368	1,019

REDEEMABLE CONVERTIBLE PREFERRED SHARES	8	26,437	16,656

CAPITAL DEFICIENCY
Ordinary shares, par value NIS 1 per share, 6,152 shares authorized; 489 shares issued and outstanding at December 31, 2019 and 2018		*	*
Additional paid in capital		—	447
Accumulated deficit		(27,688)	(15,672)
TOTAL CAPITAL DEFICIENCY		$(27,688)	$(15,225)
TOTAL LIABILITIES NET OF CAPITAL DEFICIENCY		$117	$2,450

* Represents an amount of less than $1 thousand

The accompanying notes are an integral part of these consolidated financial statements.

RDD PHARMA LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS

Year ended December 31
Note	2019	2018
U.S. dollars in thousands

OPERATING EXPENSES:
Research and development expenses, net	9c	$1,154	$1,929
General and administrative expenses	9d	1,697	632
OPERATING LOSS		2,851	2,561
FINANCIAL INCOME, net	9e	136	80
NET LOSS		2,715	2,481
ACCRETION OF REDEEMABLE CONVERTIBLE PREFERRED SHARES		9,781	—
NET LOSS ATTRIBUTABLE TO ORDINARY SHAREHOLDERS		$12,496	$2,481

The accompanying notes are an integral part of these consolidated financial statements.

RDD PHARMA LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL DEFICIENCY

Ordinary Shares		Additional paid-in capital	Accumulated Deficit	Total
Number of shares	Amounts	Amounts
U.S. dollars in thousands

BALANCE AT JANUARY 1, 2018	489	*	$396	$(13,191)	$(12,795)
CHANGES DURING 2018:
Share-based compensation	—	—	51	—	51
Net loss	—	—	—	(2,481)	(2,481)
BALANCE AT DECEMBER 31, 2018	489	*	447	(15,672)	(15,225)
CHANGES DURING 2019:
Share-based compensation	—	—	33	—	33
Accretion of redeemable convertible preferred shares	—	—	(480)	(9,301)	(9,781)
Net loss	—	—	—	(2,715)	(2,715)
BALANCE AT DECEMBER 31, 2019	489	*	$—	$(27,688)	$(27,688)

* Represents an amount of less than $1 thousand

The accompanying notes are an integral part of these consolidated financial statements.

RDD PHARMA LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31
	2019	2018
	U.S. dollars
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,715)	$(2,481)
Adjustments required to reconcile net loss to net cash used in operating activities:
Share-based compensation	33	51
Fair value adjustment of warrants for preferred shares	(148)	(77)
Depreciation and amortization	6	5
	(2,824)	(2,502)
Changes in operating assets and liabilities:
Decrease (increase) in other receivables	(20)	19
Increase in trade payables	110	51
Increase (decrease) in accounts payable – other	387	(502)
	477	(432)
Net cash used in operating activities	(2,347)	(2,934)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	—	(35)
Net cash used in investing activities	—	(35)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Preferred B Shares	—	2,000
Net cash provided by financing activities	—	2,000

DECREASE IN CASH AND CASH EQUIVALENTS	(2,347)	(969)
CASH AND CASH EQUIVALENTS AT THE
BEGINNING OF THE YEAR	2,375	3,344
CASH AND CASH EQUIVALENTS AT THE END
OF THE YEAR	$28	$2,375
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
Accretion of redeemable convertible preferred shares	$(9,781)	$—

The accompanying notes are an integral part of these consolidated financial statements

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS:

a.	RDD Pharma Ltd. (hereinafter- the Company) commenced operations on March 1, 2008.

b.	The Company is engaged in the medical field, developing treatments for ano-rectal diseases.

c.
In February 2013, the Company established a wholly owned subsidiary in Delaware, USA, named RDD Pharma Inc. (hereinafter - RDD Inc), which started its business activities in April 2017. In July 2015, the Company established a wholly owned subsidiary in United Kingdom, named RDD Pharma Ltd. UK (hereinafter - RDD UK). As of December 31, 2019, RDD UK has not yet started any business activities.

d.
On October 7, 2019, the Company entered into a Merger Agreement, as amended on December 17, 2019, with 9 Meters Biopharma, Inc. (formerly Innovate Biopharmaceuticals, Inc.), a publicly traded company (Nasdaq: NMTR) (“9 Meters Biopharma”) (the “Merger Agreement”), refer also to note 5e(1) and 12b.

e.	Liquidity

The Company has suffered recurring losses from operations and has a net capital deficiency and cash outflows from operating activities. Although, the Company completed the Merger with 9 Meters Biopharma, further described in note 5e and 12b, the Company expects to continue incurring losses and negative cash flows from operations until its products reach commercial profitability. As a result of these expected losses and negative cash flows from operations, along with the Company’s current cash position, the Company does not have sufficient cash to meet its liquidity requirements for the following twelve months, refer also to note 12d. Consequently, there is substantial doubt about the Company’s ability to continue as a going concern. These financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Management’s plans are to raise additional funding from existing and new shareholders and to rely on funding from 9 Meters Biopharma (the Parent Company since April 30, 2020, note 12b), until profitable results are achieved, refer also to note 12a and 12b. There are no assurances however, that the Company will be successful in obtaining the level of financing needed for its operations. If the Company is unsuccessful in commercializing its products and raising capital, it may need to reduce activities, curtail or cease operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The significant accounting policies applied on a consistent basis are as follows:

a.	Basis of preparation

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

b.	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Intercompany balances and transactions have been eliminated upon consolidation.

c.	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results may differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to the fair value of share-based compensation and fair value of the warrants for preferred shares.

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

d.	Functional and presentation currency

The U.S. dollar (“dollar”) is the currency of the primary economic environment in which the operations of the Company and the Subsidiary are conducted. Almost all of the Company’s operational expenses are in dollars and the Company’s financings have been provided in dollars. Accordingly, the functional currency of the Company is the dollar.

Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non-dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions and other items in the statements of operations (indicated below), the following exchange rates are used: (i) for transactions — exchange rates at transaction dates or average rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation) — historical exchange rates. Currency transaction gains and losses are presented in financial income or expenses, as appropriate.

e.	Cash and cash equivalents

The Company considers as cash equivalents all short-term, highly liquid investments, which include short-term bank deposits with original maturities of three months or less from the date of purchase that are not restricted as to withdrawal or use and are readily convertible to known amounts of cash.

f.	Property and equipment

1)	Property and equipment are stated at cost, net of accumulated depreciation.

2)	The Company’s property and equipment are depreciated by the straight-line method on the basis of their estimated useful lives.

Annual rates of depreciation are as follows:

%
Computer	33
Electronic equipment	10
Office furniture	6

Leasehold improvements are depreciated by the straight-line method over the shorter of the expected lease term and the estimated useful life of the improvements.

g.	Impairment of long-lived assets

The Company tests long-lived assets, comprised of property and equipment and other assets, for impairment whenever events or circumstances present an indication of impairment. If the sum of expected future cash flows (undiscounted and without interest charges) of the assets is less than the carrying amount of such assets, an impairment loss would be recognized. The assets would be written down to their estimated fair values, calculated based on the present value of expected future cash flows (discounted cash flows), or some other fair value measure.

As of December 31, 2019, and 2018, the Company has not recognized an impairment loss for its long-lived assets.

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

h.	Financial instruments

When the Company issues preferred shares, it considers the provisions of ASC 480 in order to determine whether the preferred share should be classified as a liability. If the instrument is not within the scope of ASC 480, the Company further analyses the instrument’s characteristics in order to determine whether it should be classified within temporary equity (mezzanine) or within permanent equity in accordance with the provisions of ASC 480-10-S99. The Company’s redeemable convertible preferred shares are not mandatorily or currently redeemable. However, it includes, a liquidation or deemed liquidation events that would constitute a redemption event that is outside of the Company’s control. As such, all shares of redeemable preferred shares have been presented outside of permanent equity. As of December 31, 2018 the Company has not adjusted the carrying values of the redeemable preferred shares to the deemed liquidation values of such shares since a liquidation event was not probable at any of the balance sheet dates. Subsequent adjustments to increase or decrease the carrying values to the ultimate liquidation values will be made only if and when it becomes probable that such a liquidation event will occur. As of December 31, 2019, the Company adjusted the carrying values of the Redeemable Convertible Preferred Shares to the deemed liquidation values of such shares since a deemed liquidation event has become probable.

When the Company issues other freestanding instruments, the Company first analyses the provisions of ASC 480 in order to determine whether the instrument should be classified as a liability, with subsequent changes in fair value recognized in the Statements of Operations in each period. If the instrument is not within the scope of ASC 480, the Company further analyses the provisions of ASC 815-10 in order to determine whether the instrument should be classified within equity or rather classified as an asset or liability, with subsequent changes in fair value recognized in the Statements of Operations in each period. Refer also to notes 6 and 8.

i.	Share-based Compensation

The Company accounts for share-based compensation in accordance with ASC 718, “Compensation-Stock Compensation” (“ASC 718”). ASC 718 requires companies to estimate the fair value of equity-based payment awards on the grant date. The grant date fair value of the award is recognized as an expense in the Company’s consolidated statements of operations based on the straight-line method over the related requisite service period, including employee award with graded vesting that is subject only to a service condition.

Effective January 1, 2018, the Company applies the requirements of Accounting Standards Update (ASU) 2018-07, Improvements to Nonemployee Share-Based Payment Accounting. Accordingly, share based payment transactions with non-employees are accounted for similarly to employees accounted for under ASC 718.

The Company selected the Black-Scholes-Merton option pricing model as the most appropriate fair value method for its stock options awards. The Company’s option pricing model requires the input of highly subjective assumptions, including estimated fair value of ordinary share price, the expected share price volatility and expected term. Any changes in these highly subjective assumptions would significantly impact the share-based compensation expense. The Company has elected to recognize forfeitures as they occur.

The fair value of options granted to employees and non-employee is estimated at the date of grant using the following assumptions:

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

The risk-free interest rate assumption is the implied yield currently available on United States treasury zero-coupon issues with a remaining term equal to the expected life of the Company’s options. The dividend yield assumption is based on the Company’s historical experience and expectation of no future dividend payouts and may be subject to substantial changes in the future. The Company has historically not paid cash dividends and has no foreseeable plans to pay cash dividends in the future. The expected share price volatility is based on the historical volatility of the ordinary shares of comparable companies that are publicly traded. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The fair value of the Company’s ordinary shares underlying the share-based awards in 2019 and 2018 were estimated using the hybrid method which takes into consideration a probability-weighted of a non-IPO scenario (which is based on the income approach).

j.	Research and development expenses, net

Research and development expenses include costs directly attributable to the conduct of research and development programs, including the cost of salaries, share-based compensation expenses, payroll taxes and other employee benefits, subcontractors and materials used for research and development activities, including clinical trials, manufacturing costs and professional services. All costs associated with research and developments are expensed as incurred.

Grants received by the Israel Innovation Authority, formerly known as the Office of the Chief Scientist of Israel’s Ministry of Industry, Trade and Labor (the “IIA”) or by the American government agency, are recognized when the grant becomes receivable, provided there is reasonable assurance that the Company or the Subsidiaries will comply with the conditions attached to the grant and there is reasonable assurance the grant will be received. The grant is deducted from the research and development expenses as the applicable costs are incurred, refer to note 9c.

Clinical trial expenses are charged to research and development expense as incurred. The Company accrues for expenses resulting from obligations under contracts with clinical research service providers. The financial terms of these contracts are subject to negotiations, which vary from contract to contract and may result in payment flows that do not match the periods over which materials or services are provided. The Company’s objective is to reflect the appropriate trial expense in the consolidated financial statements by matching the appropriate expenses with the period in which services and efforts are expended. In the event advance payments are made, the payments are recorded as other assets, which will be recognized as expenses as services are rendered.

k.	Income taxes:

Deferred taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is recognized to the extent that it is more likely than not that the deferred taxes will not be realized in the foreseeable future. The Company has provided a full valuation allowance with respect to its deferred tax assets.

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

l.	Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

Level 1:    Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:    Observable prices that are based on inputs not quoted on active markets but corroborated by market data.

Level 3:    Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

The carrying amount of the cash and cash equivalents, other receivable and accrued expenses and other liabilities approximates their fair value.

m.	Concentration of credit risks

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents. The Company deposits cash and cash equivalents with highly rated financial institutions, and, as a matter of policy, limits the amounts of credit exposure to any single financial institution. The Company has not experienced any credit losses in these accounts and does not believe it is exposed to significant credit risk on these instruments.

n.	Comprehensive loss

There are no items of other comprehensive income or loss generated or incurred by the Company other than net loss. Thus, there are no differences between net loss and comprehensive loss.

o.    Newly issued accounting pronouncements:

1)
In June 2016, the FASB issued Accounting Standards Update No. 2016-13 (ASU 2016-13) “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss model that requires the use of forward-looking information to calculate credit loss estimates. The Company will adopt ASU 2016-13 effective January 1, 2023. The Company is currently evaluating the effect of the adoption of ASU 2016-13 on its consolidated financial statements.

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

2)
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 supersedes existing guidance in Leases (Topic 840). The revised standard requires lessees to recognize the assets and liabilities arising from leases with lease terms greater than twelve months on the balance sheet, including those currently classified as operating leases, and to disclose key information about leasing arrangements. Lessees will be required to recognize a lease liability and a right-of-use asset on their balance sheets, while lessor accounting will remain largely unchanged. The guidance is effective for annual periods beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of ASU 2016-02 will have on its consolidated financial statements and related disclosures.

NOTE 3 - PROPERTY AND EQUIPMENT:

Composition of assets and the accumulated depreciation thereon, grouped by major classifications for 2019 and 2018 are as follows:

	December 31
	2019	2018
	U.S. dollars in thousands
Cost:
Computers	$13	$13
Electronic equipment	24	24
Office furniture	17	17
Leasehold improvements	23	23
	77	77
Accumulated depreciation:
Computers	(12)	(12)
Electronic equipment	(16)	(13)
Office furniture	(3)	(2)
Leasehold improvements	(3)	(1)
	(34)	(28)
Depreciated balance	$43	$49

Depreciation and amortization expense was $6 thousand and $5 thousand for the years ended December 31, 2019 and 2018, respectively.

NOTE 4 - EMPLOYEE SEVERANCE BENEFITS

The Company is required by Israeli law to make severance payments to Israeli employees upon dismissal or upon termination of employment in certain other circumstances.

The Company operates a number of post-employment defined contribution plans. A defined contribution plan is a program that benefits an employee after termination of employment, under which the Company regularly makes fixed payments to a separate and independent entity so that the Company has no legal or constructive obligation to pay additional contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods. The fund assets are not included in the Company’s financial position.

The Company operates pension and severance compensation plans subject to Section 14 of the Israeli Severance Pay Law. The plans are funded through payments to insurance companies or pension funds administered by trustees. In accordance with its terms, the plans meet the definition of a defined contribution plan, as defined above.

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 4 - EMPLOYEE SEVERANCE BENEFITS (continued):

As of December 31, 2019 and 2018, all the Company’s employees in Israel are subject to Section 14. The liability for employees rights upon retirement presented in the balance sheet reflects obligation with respect to the services provided by employees up to the date the Company changes the plan to include all employees under Section 14.

NOTE 5 - COMMITMENTS AND CONTINGENCIES:

a.	Lease agreement

On October 16, 2012, the Company entered into an office lease agreement (hereafter – the Lease). The Lease was for a period of 12 months. After expiration of the Lease, the parties agreed to extend it, including granting an option to both parties to terminate the agreement by a 60-day advance notice. On March 28, 2018, the Company entered into a new office lease agreement for a period of 18 months (hereafter – the New Lease). In July 2018, the term of the New Lease was extended until September 2020. The annual rental costs are approximately $22 thousand.

b.	Grants from the IIA

In May 2013, the Company received an approval notice under a normal research and development program of the Israel Innovation Authority (IIA) (the “First and Second Programs”, respectively). Under the First and the Second Programs, the Company is obligated to pay royalties to the government of Israel at a rate of 3%-4.5% revenues. The liability is up to the amount of the grants received. In 2018 and 2019, the Company did not receive grants from the IIA. Until December 31, 2019, the Company received a total amount of approximately $280 thousand from the IIA.

As part of the Merger process, note 5e below, the Company has filed a request to the Israeli Innovation Authority (the “IIA”), by which the Company will assume the obligations related to a secured loan in favor of the State of Israel made in connection with certain shares of the Company held by Ofakim Hi-Tech Ventures Ltd. (“Ofakim” and the “Ofakim Loan”), such that the lien and encumbrance related thereto, imposed on such shares will be removed, against (i) an undertaking by the Company towards the IIA, pursuant to which the amount underlying the Ofakim Loan, which is approximately $850,000, will be repaid to the IIA by the Company, by way of royalties from sale of Company products which have been developed with the use of funds received from the IIA; and (ii) the allocation of the Company shares held by Ofakim which are pledged in favor of the State of Israel, to all the Company Shareholders, on a pro-rata basis, other than Ofakim and Capital Point Ltd. who is an affiliate of Ofakim. The IIA has approved said request on April 28, 2020.

c.	Commercial License Agreement

In October 2017 the Company entered into a Commercial License Agreement (hereinafter- “CLA”) with a Canadian company (hereinafter- the Licensee), pursuant to which the Company manufactures and delivers the product to the Licensee for resale by the Licensee in the territory as defined in the CLA. As of the balance sheet date, the Company has not completed the development. As stipulated in the CLA the Licensee shall pay the Company milestone payments of up to approximately $700 thousand and tiered royalty payments as a percentage of the net sales of the licensed product all as stated in the agreement.

d.	Grants from a US government agency

In November 2017, RDD Inc. received an approval for a grant under a program of an US government agency for the product that is being developed by the Company (hereinafter - “the Program”). Under the Program, the Company will receive up to $1,286 thousand. The grant is recognized as a deduction from research and development expenses, as they incurred. As of December 31, 2019 and 2018 amounts of approximately $1,268 thousand and $1,071 thousand were received, respectively.

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 5 - COMMITMENTS AND CONTINGENCIES (continued):

e.	Mergers and acquisitions

1)
On October 7, 2019 the Company entered into a Merger Agreement, as amended on December 17, 2019, with 9 Meters Biopharma, Inc. (formerly Innovate Biopharmaceuticals, Inc.) (“9 Meters Biopharma”) a publicly traded company (Nasdaq: NMTR) (the “Merger Agreement”). Following the merger the Company’s stockholders will own, on a fully diluted basis, approximately 38% of 9 Meters Biopharma’s shares. The exact percentage and the closing of the merger was subject to financing and several conditions as mentioned in the Merger Agreement. The merger was completed on April 30, 2020, refer to note 12b. The Merger Agreement is considered a deemed liquidation event under the Company’s articles of association.

2)
On November 13, 2019 the Company entered into a Non-Binding Letter (the “Non-Binding Letter”) of intent to acquire Naia Rare Diseases (“Naia”), for an amount of $4.85 million combined of cash and shares and additional milestones payments as determined in the Non-Binding Letter. The acquisition was subject to the closing of the Merger Agreement. See also note 12e.

NOTE 6 - FINANCIAL LIABILITIES:

a.	Warrants for preferred shares:

1)
In July, 2012 the Company entered into a Series A Preferred Share Purchase Agreement (the “2012 SPA). As part of the 2012 SPA the Company issued warrants for preferred A shares (the “Preferred A warrants”) to a new investor (hereinafter - the Investor), refer also note 8d.

The Preferred A warrants are exercisable into series A preferred shares with NIS 0.01 par value per share, for an exercise price of $35.98 per share commencing on the date of the issuance and until the earlier of an IPO, M&A event, as defined in the agreement, or four years. In April 2015 an extension was agreed upon, and the Preferred A warrants shall expire on the eighth anniversary starting on April 16, 2015. The Preferred A warrants may be exercised in consideration for cash representing the exercise price or net share basis.

The Preferred A warrants are classified as liabilities in accordance with ASC 480-10-35-5, as they are considered freestanding financial instruments, exercisable into Series A preferred shares, which are redeemable upon certain events that represent “Deemed Liquidation Events” (see also note 8d and 8g). Accordingly, the Preferred A warrants are measured at fair value in every reporting period, and changes in their fair value are recognized in the Statements of Operations within financial income (expense).

The fair value as of December 31, 2019 was measured and determined mainly based on the hybrid method which takes into consideration a probability-weighted value across multiple scenarios but using the Option Pricing Model (OPM) to estimate the allocation of value within one or more of those scenarios. In addition, it takes into consideration several assumptions relating to the Company’s future revenue forecast, clinical success probabilities, relevant discount at a rate of 19.0%, risk-free interest rate of 1.59% and expected volatility at a rate of 83.6%.

The fair value as of December 31, 2018 was measured and determined mainly based on estimation of the Company’s equity value derived from Discounted Cash Flow (“DCF”) calculation and on assumption relating to future revenue forecast, clinical success probabilities, relevant discount at a rate of 19.5%, risk-free interest rate of 1.73% and expected volatility at a rate of 87.5%.

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 - FINANCIAL LIABILITIES (continued):

2)	In 2017, as part of 2017 SPA, the Company issued warrants for Series B-1 preferred shares (the “Preferred B-1 Warrants”), see note 8f.

The Preferred B-1 Warrants are exercisable into Series B-1 preferred shares, of NIS 0.01 par value per share, for an exercise price equals to its nominal value commencing on the date of issuance and until the earlier of an IPO, M&A event or fifteen years. The Preferred B-1 Warrants may be exercised in consideration for cash representing the exercise price or net share basis.

The Preferred B-1 Warrants are classified as liabilities in accordance with ASC 480-10-35-5, as they are considered freestanding financial instruments, exercisable into Series B-1 preferred shares, which are redeemable upon certain events that represent “Deemed Liquidation Events” (see also note 8f and 8g). Accordingly, the Preferred B-1 Warrants are measured at fair value in every reporting period, and changes in their fair value are recognized in the statement of operations within financial income (expense).

The fair value as of December 31, 2019 was measured and determined mainly based on the hybrid method which takes into consideration a probability-weighted value across multiple scenarios but using the Option Pricing Model (OPM) to estimate the allocation of value within one or more of those scenarios. In addition, it takes into consideration several assumptions relating to the Company’s future revenue forecast, clinical success probabilities, relevant discount at a rate of 19.0%, risk-free interest rate of 1.59% and expected volatility at a rate of 83.6%.

The fair value as of December 31, 2018 was measured and determined mainly based on estimation of the Company’s equity value derived from DCF calculation and on assumption relating to future revenue forecast, clinical success probabilities, relevant discount at a rate of 19.5%, risk-free interest rate of 1.73% and expected volatility at a rate of 87.5%.

b.	The Company financial instruments measured in fair value and classified as Level 3

The table below sets forth a summary of the changes in the fair value of the warrants for preferred shares classified as Level 3:

	Warrants liabilities
	December 31
	2019	2018
Balance at beginning of year	$653	$730
Changes in fair value	(148)	(77)
Balance at end of year	$505	$653

c.	As of December 31, 2019 and 2018 the fair value of all financial assets and liabilities, approximate their carrying amounts.

NOTE 7 - SHARE CAPITAL:

a.    The share capital as of December 31, 2019 and 2018 are composed as follows:

	Number of shares		Amount
	Authorized	Issued	Authorized	Issued
Ordinary shares
NIS 1 par value	6,152	489	6,152	489

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 7 - SHARE CAPITAL (continued):

On February 3, 2020, the Company filed an amendment to the Company’s Amended and Restated Certificate of Incorporation to consolidated its share capital on a 100:1 basis, whereby each 100 shares of the Company with NIS 0.01 par value have been consolidated into 1 share with NIS 1.00 par value (the “Share Consolidation”)

All related share and per share data have been retroactively applied to the financial statements and their related notes for all periods presented.

b.	Share-based compensation:

In February 2009, the Company’s Board of Directors (the “Board”) approved an employee and service providers share option plan (the “Plan”). The Board selected the capital gains tax track for options granted to employees in accordance with Section 102 of the Israeli Tax Ordinance.

1) Options granted to employees and directors

In 2019 and 2018, the Company granted 40,502 and 43,038 options exercisable to 405 and 430 ordinary shares of NIS 1 par values each, respectively, to employees and directors with an exercise price of $320 per share (see also note 7b(6)).

The fair value as of December 31, 2019 and 2018 of options granted to employees and directors in 2019 and 2018 was $134 thousand and $164, respectively.

The fair value of options granted to employees and directors on the date of grant was computed using the Black-Scholes model. The underlying data used for computing the fair value of the options are as follows:

	2019	2018
Value of ordinary shares	$433	$475
Dividend yield	0%	0%
Expected volatility	85.35%	87.51%
Risk-free interest rate	2.40-2.46%	2.90%
Expected term	3.28-3.33	5.54-5.57

2.	Options granted to consultants and other service providers

In 2019 and 2018, the Company granted 0 and 14,086 options exercisable to 0 and 14 ordinary shares of NIS 1 par values each, respectively, to consultants and service providers with an exercise price of $320 per share.

The grant date fair value for grants made in 2019 and 2018 to consultants and other service providers was $0 thousand and $54, respectively.

The fair value of options granted to consultants and other service providers on the date of grant was computed using the Black-Scholes model. The underlying data used for computing the fair value of the options are as follows:

	2019	2018
Value of ordinary shares	—	$475
Dividend yield	—	0%
Expected volatility	—	87.51%
Risk-free interest rate	—	2.90%
Expected term	—	Contractual term

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 7 - SHARE CAPITAL (continued):

3.	The following table summarizes the number of options outstanding under the Plan for the years ended December 31, 2019 and 2018, and related information:

	Employees and directors		Consultants and service providers
	Number of options	Weighted average exercise price per share	Number of options	Weighted average exercise price per share
Outstanding at January 1, 2018	39,610	$808	6,802	$314
Granted	43,038	$320	14,086	$320
Forfeited	—	—	(10,488)	$320
Outstanding at December 31, 2018	82,648	$554	10,400	$381
Granted	40,502	$320	—	—
Forfeited	(19,307)	$320	—	—
Outstanding at December 31, 2019	103,843	$506	10,400	$316

4.	The following tables summarize the outstanding and exercisable options as of December 31, 2019 for employees, directors, consultants and other service providers:

December 31, 2019
Options outstanding			Options exercisable
Exercise price per share	Number of options outstanding at end of year	Weighted average remaining contractual life	Number of options exercisable at end of year	Weighted average remaining contractual life
$—	4,970	2.81	4,970	2.81
$320.00	67,831	8.89	18,875	8.89
$800.00	30,732	2.74	30,732	2.74
$970.00	7,046	5.36	7,046	5.36
$116.30	1,832	4.21	1,832	4.21
$121.60	1,832	4.21	1,832	4.21

	114,243		65,287

The total unrecognized compensation cost of the options at December 31, 2019 is $146 thousand, which is expected to be recognized over a weighted average period of 2.65 years.

5.	The following table illustrates the effect of share-based compensation on the statements of operations:

	Year ended December 31
	2019	2018
	U.S. dollars in thousands
Research and development expenses, net	$18	$26
General and administrative expenses	15	25
	$33	$51

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 7 - SHARE CAPITAL (continued):

6.
In February 2019, the Company’s appointed new chief executive officer (the “New CEO”), replacing the prior chief executive officer (the “Prior CEO”) in this capacity. Concurrently, the New CEO was appointed as a member of the board of directors (the “Board”) and the Prior CEO resigned from the Board. In connection with the New CEO employment, he was granted 28,930 options exercisable into 289 ordinary shares of the Company at an exercise price of $320 per share. The options vest annually in 4 increments over 4 years, with the first increment vesting on February 2020, conditioned upon continuous employment through each date of vesting. The grant date fair value of these options is approximately $ 97 thousand.

7.
On March 15, 2019 (the “Effective Date”) the Prior CEO’s employment with the Company was terminated. As part of his separation agreement, he entitled to a redemption of any unused accumulated vacation days until the Effective Date in the total amount of approximately $28 thousand. In addition, all the fully vested options, as of the Effective Date, amounted to 15,822, exercisable into 158 ordinary shares of the Company, par value NIS 1 each, shall be exercisable for a period of two years from the Effective Date. The fair value of the extension period amounted to approximately $18 thousand and was recorded to the Statements of Operations. The unvested options, as of the Effective Date, granted to the Prior CEO were terminated and became null.

NOTE 8 - REDEEMABLE CONVERTIBLE PREFERRED SHARES:

a.	The Redeemable Convertible Preferred Shares as of December 31, 2019 and 2018 are composed as follows:

	Number of shares		Amount
	Authorized	Issued	Authorized	Issued
Ordinary A shares
NIS 0.01 par value	92,089	92,089	921	921
Preferred A shares
NIS 0.01 par value	238,470	198,725	2,385	1,987
Preferred A1 shares
NIS 0.01 par value	54,200	54,200	542	542
Preferred B shares
NIS 0.01 par value	1,000,000	253,952	10,000	2,540
Preferred B1 shares
NIS 0.01 par value	114,983	95,587	1,150	956
	1,499,742	694,553	14,998	6,946

b.	Changes in the Redeemable Convertible Preferred Shares:

	Number of shares	Amount
		U.S. dollars in thousands
BALANCE AS OF JANUARY 1, 2018	607,025	14,656
CHANGES DURING 2018:
Issuance of Preferred B Shares	87,528	2,000
BALANCE AS OF DECEMBER 31, 2018	694,553	16,656
CHANGES DURING 2019:
Accretion of redeemable convertible preferred shares	—	9,781
BALANCE AS OF DECEMBER 31, 2019	694,553	26,437

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8 - REDEEMABLE CONVERTIBLE PREFERRED SHARES (continued):

c.
In 2008 the Company entered into a share purchase agreement (hereafter - SPA), according to which the Company issued 62,449 Ordinary A Shares of NIS 0.01 par value each, for total consideration of $844 thousand. In addition, in October 2010 the Company entered into a convertible loan agreement with existing shareholders (hereafter – the “Lenders”) (the - “2010 Convertible Loan”), under which the Company borrowed a total amount of $343 thousand. In July 2012, the convertible loan was converted into 29,640 Ordinary A Shares of NIS 0.01 par value each.

The Company analyzed the classification of the Ordinary A Share based, among others, the redemption obligation as agreed in the 2010 Convertible Loan. Based on ASC 480-10-S99-3A(f) the Company determined that since the redemption obligation is outside of its control, the Series Ordinary A Share is considered as contingently redeemable upon the occurrence of an event that is outside of its control and should be classified as a mezzanine equity. The Company concluded, as of December 31, 2018, that it is not probable the instrument will become redeemable (e.g., it is not probable a contingency that triggers redemption will be met). Therefore, an adjustment of the initial carrying amount is not necessary until it is probable that the security will become redeemable. Accordingly, the amounts of $1,187 thousand were classified as “Redeemable Convertible Ordinary A Share” in the Consolidated Balance Sheet. Upon the Merger Agreement as of December 31, 2019 the Company adjusted the carrying values of the Redeemable Convertible Shares see note 8g below.

d.
As mentioned in note 6a(1) above, in accordance with the 2012 SPA, the Company issued to the Investor 115,344 Preferred A Shares of NIS 0.01 par value at a price per share of $35.9793, in total consideration of $4,150 thousand.

The Company analyzed the classification of the Preferred A Shares based, among others, the redemption obligation as agreed in the 2012 SPA. Based on ASC 480-10-S99-3A(f) the Company determined that since the redemption obligation is outside of its control, the Series Preferred A Shares is considered as contingently redeemable upon the occurrence of an event that is outside of its control and should be classified as a mezzanine equity. As of December 2018, the Company concluded that it is not probable the instrument will become redeemable (e.g., it is not probable a contingency that triggers redemption will be met). Therefore, an adjustment of the initial carrying amount is not necessary until it is probable that the security will become redeemable. Accordingly, the amounts of $3,907 thousand were classified as “Redeemable Convertible Preferred A Shares” in the Consolidated Balance Sheet. Upon the Merger Agreement as of December 31, 2019 the Company adjusted the carrying values of the Redeemable Convertible Preferred Shares see note 8g below.

In addition, the Company granted the Investor warrants to purchase 39,745 Preferred A Shares, see also note 6a(1).

e.
In July 2015, the Company entered into a Series A-1 Preferred Share Purchase Agreement (hereafter – 2015 SPA), according to which the Company issued 54,200 Preferred A-1 Shares of NIS 0.01 par value each at a price of $55.35 per share for total gross consideration of $2,985 thousand.

The Company analyzed the classification of the Preferred A-1 Shares based, among others, the redemption obligation as agreed in the 2015 SPA. Based on ASC 480-10-S99-3A(f) the Company determined that since the redemption obligation is outside of its control, the Series Preferred A-1 Shares is considered as contingently redeemable upon the occurrence of an event that is outside of its control and should be classified as a mezzanine equity. As of December 2018, the company concluded that it is not probable the instrument will become redeemable (e.g., it is not probable a contingency that triggers redemption will be met). Therefore, an adjustment of the initial carrying amount is not necessary until it is probable that the security will become redeemable. Accordingly, the amounts of $2,985 thousand were classified as “Redeemable Convertible Preferred A-1 Shares” in the Consolidated Balance Sheet. Upon the Merger Agreement as of December 31, 2019 the Company adjusted the carrying values of the Redeemable Convertible Preferred Shares see note 8g below.

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8 - REDEEMABLE CONVERTIBLE PREFERRED SHARES (continued):

f.
In November 2017, the Company entered into an investment agreement with existing and new investors (hereafter – 2017 SPA), according to which the Company issued 147,899 Preferred B Shares of NIS 0.01 par value each, for total consideration of $ 4,020 thousand. In addition, all of the Convertible Loans were converted into 18,525 Preferred B Shares of NIS 0.01 par value each and 95,587 Preferred B-1 Shares of NIS 0.01 par value each.

The Company analyzed the classification of the Preferred B-1 Shares and Preferred B Shares based, among others, the redemption obligation as agreed in the 2017 SPA. Based on ASC 480-10-S99-3A(f) the Company determined that since the Redemption Obligation is outside of its control, the Series Preferred B Shares and Preferred B-1 shares is considered as contingently redeemable upon the occurrence of an event that is outside of its control and should be classified as a mezzanine equity. As of December 2018, the company concluded that it is not probable the instrument will become redeemable (e.g., it is not probable a contingency that triggers redemption will be met). Therefore, an adjustment of the initial carrying amount is not necessary until it is probable that the security will become redeemable. Accordingly, the amounts of$3,775 thousand and $2,083 thousand, were classified as “Redeemable Convertible Preferred B Shares” and “Redeemable Convertible Preferred B-1 Shares” in the Consolidated Balance Sheet, respectively.

In accordance with the 2017 SPA, the Company will receive a milestone payment of up to $2,000 thousand in consideration for issuance of 87,528 Preferred B Shares of NIS 0.01 par value each. In 2018 the milestone was achieved and the Company issued the additional Preferred B Shares. Accordingly, in 2018, at the payment date, the amount of $2,000 thousand was recorded as “Redeemable Convertible Preferred B Shares” in the consolidated balance sheet.

Upon the Merger Agreement as of December 31, 2019 the Company adjusted the carrying values of the Redeemable Convertible Preferred Shares see note 8g below.

In addition, the Company granted the Investor warrants to purchase 19,396 of the Preferred B-1 Shares of NIS 0.01 par value each, see also note 6a(2).

g.
Upon the Merger Agreement (refer to note 5e(1)) as of December 31, 2019 the Company adjusted the carrying values of the Redeemable Convertible Preferred Shares mentioned above to the deemed liquidation values of such shares since a deemed liquidation event has become probable. The difference between the initial carrying amount to the deemed liquidation values is being accreted using the effective interest method. The accreted amounts are recorded to “Additional paid-in capital” and to “Accumulated deficit”.

h.	The rights, preferences and privileges with respect to the preferred shares are stipulated in the Company’s articles of association and a summary of significant provisions are as follows:

i.
Right of First Refusal: Until an IPO (as defined in the Company’s articles), each Preferred and Ordinary A shareholder have a right of first refusal with respect to a transfer, sell, assign or otherwise of all or any of the shares or other securities of the Company by any shareholder with certain specified exceptions.

ii.	Liquidation Preference: Until a qualified IPO, in the event of any liquidation or deemed liquidation, the assets shall be distributed among the shareholders as follows:

i.
The holders of Preferred B and B-1 Shares are entitled to receive from the distributable proceeds an amount that equals to (i) one-time (1x) the applicable original issue price of such Preferred B Share (adjusted for recapitalization events); plus (ii) an 8% annual interest on the applicable original issue price for such Preferred B Share, accrued daily and compounded annually from the date of the issuance of such Preferred B Share up to the date of distribution; plus (iii) an amount that equals to the declared but unpaid dividends on such Preferred B Share.

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8 - REDEEMABLE CONVERTIBLE PREFERRED SHARES (continued):

ii.
Second, and after payment in full of the Preferred B Preference Amounts, the holders of Preferred A and A-1 Shares are entitled to receive from the remaining distributable proceeds (if any) an amount that equals to (i) one-time (1x) the applicable Original Issue Price of such Preferred A Share (adjusted for Recapitalization Events); plus (ii) an 8% annual interest on the applicable Original Issue Price for such Preferred A Share, accrued daily and compounded annually from the date of the issuance of such Preferred A Share up to the date of distribution; plus (iii) an amount that equals to the declared but unpaid Dividends on such Preferred A Share.

iii.
Third, and after payment in full of the Preferred B Preference Amount and the Preferred A Preference Amount, the holders of Ordinary A Shares are entitled to receive from the distributable proceeds an amount that equals to (i) one-time (1x) the Original Issue Price of such Ordinary A Share (adjusted for Recapitalization Events); plus (ii) an 8% annual interest on the Original Issue Price for such Ordinary A Share, accrued daily and compounded annually. From the date of the issuance of such Ordinary A Share up to the date of distribution; plus (iii) an amount equal to the declared but unpaid dividends on such Ordinary A Share.

iv.
Any remaining distributable proceeds available for distribution, if any, are to be distributed pro rata among all of the Company’s Shareholders based on their holdings of the Company’s issued share capital, calculated on an as-converted to Ordinary Shares basis.

iii.
Dividend preference: the preferred shareholders will be entitled to receive, at a dividend distribution, the amount calculated according to the order of preference and ratio specified in the liquidation reference section above.

iv.
Protective provisions: In addition, until a qualified IPO, the Preferred Majority will have certain protective provision in decisions with regard to the amendment of the Articles of Association of the Company, the recapitalization of its shares, effecting a liquidation event, declaring dividends, or performing a merger or IPO.

v.
Conversion and conversion price adjustment: Each holder of Preferred Shares and Ordinary A Shares has the right to convert any or all of its Preferred Shares or Ordinary A Shares, as applicable, into 100:1 Ordinary Shares at any time, at the conversion rate applicable to such Preferred Shares or Ordinary A Shares, respectively, at the time of conversion, without the payment of additional consideration by such holder, that takes into account the Share Consolidation, refer to note 7a. The Conversion Price of a Preferred Share or an Ordinary A Share upon the issuance thereof is the Original Issue Price thereof, and thereafter the respective conversion price and consequent conversion rate of any Preferred Share or Ordinary A Share are subject to adjustment from time to time.

vi.
Automatic conversion: The Preferred B Shares shall automatically be converted into 1:100 Ordinary Shares, at the then applicable conversion rate with respect to Preferred B Shares, that takes into account the Share Consolidation, refer to note 7a , upon the earlier of: (i) the election of the holders of the majority of the Preferred B Shares, or (ii) upon the closing of a firm commitment underwritten public offering of the Company’s Ordinary Shares with Company valuation of at least $75,000,000, resulting in aggregate proceeds to the Company (net of the underwriting discounts or commissions and offering expenses) of not less than $20,000,000 (a “QIPO”). The Preferred B-1 Shares shall automatically be converted into 100:1 Ordinary Shares, at the then applicable conversion rate with respect to Preferred B-1 Shares, that takes into account the Share Consolidation, refer to note 7a, , upon the earlier of: (i) the election of the holders of the majority of the Preferred B-1 Shares, or (ii) upon a QIPO. The Preferred A and Preferred A-1 Shares shall automatically be converted into 100:1 Ordinary Shares, at the then applicable conversion rate with respect to the Preferred A Shares and the Preferred A-1 Shares, respectively,

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8 – REDEEMABLE CONVERTIBLE PREFERRED SHARES (continued):

that takes into account the Share Consolidation, refer to note 7a, upon the earlier of: (i) the election of the holders of the majority of the Preferred Shares, or (ii) upon the closing of a QIPO. The Ordinary A Shares shall automatically be converted into 100:1 Ordinary Shares, at the then applicable conversion rate with respect to Ordinary A Shares, that takes into account the Share Consolidation, refer to note 7a, upon the earlier of: (i) the election of a majority of the shareholders of the Company and the majority of the Preferred Shareholders, or (ii) immediately prior to the closing of an IPO, or (iii) upon the conversion of all the Preferred Shares.

Upon conversion as specified above, all outstanding Ordinary A Shares and/or Preferred Shares, as applicable, shall be deemed to have been converted into 100:1 Ordinary Shares and all additional rights, privileges and obligations attached to such shares (i.e., all such rights in excess to the rights attached to Ordinary Shares) will be abolished.

i.
Voting rights: each of the Ordinary Shares entitle the holder thereof to one vote per Ordinary Share. Each of the Preferred B-1 Shares, Preferred B Shares, Preferred A-1 Shares, Preferred A Shares and Ordinary A Shares entitle the holder thereof to a number of votes that equals the number of Ordinary Shares then issuable upon conversion into Ordinary Shares.

NOTE 9 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION:

Balance Sheet:	December 31
	2019	2018
	U.S. dollars in thousands
a. Other receivable:
Prepaid expenses	28	20
Other	18	6
	46	26
b. Accounts payables - other:
Accrued expenses	502	53
Employees and employee institutions	108	170
	610	223

Statement of Operations:	Year ended December 31
	2019	2018
	U.S. dollars in thousands
c. Research and development expenses, net:

Payroll and related expenses	559	644
Subcontractors and materials	664	1,950
Other	128	227
	1,351	2,821
Less - grants	(197)	(892)
	1,154	1,929

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 9 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION (continued):

	Year ended December 31
	2019	2018
	U.S. dollars in thousands
d. General and administrative expenses:
Payroll and related expenses	569	53
Professional services	1,001	464
Registration of patents	43	104
Office, rent and maintenance	84	11
	1,697	632

e. Financial income, net:
Changes in fair value of warrants liabilities	(148)	(77)
Other finance expenses (income)	12	(3)
	(136)	(80)

NOTE 10 - RELATED PARTIES - TRANSACTIONS AND BALANCES:

Related parties include the Chairman of the Board of Directors, the board members and the Chief Executive Officer of the Company.

	December 31
	2019	2018
a. Transactions with related parties:	U.S. dollars in thousands
Payroll and related expenses	389	252
Professional services	90	143
	479	395
b. Balances with related parties:
Employees and employees Institutions	15	17
Accrued expenses	20	—
	35	17

NOTE 11 - TAXES ON INCOME:

a.	Tax rates
The income and capital gains of the Company are subject to the normal corporate tax rates in Israel, which is 23% in 2019 and thereafter. The income of the U.S. subsidiary is subject to federal corporate tax rate, which is 21% in 2019.

b.	Tax assessments

All the tax assessments filed through 2013 are considered final.

c.	Carryforward losses

As of December 31, 2019, the Company had approximately $18.8 million of net carry forward tax losses available for reducing future taxable income without limitation of use.

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 11 - TAXES ON INCOME (continued):

d.	Deferred income taxes:

	December 31
	2019	2018
	U.S. dollars in thousands
In respect of:
Net operating carry forward loss	4,321	3,250
Research and development expenses	312	430
Other	21	24
Less - valuation allowance	(4,654)	(3,704)
Net deferred tax assets	—	—

The change in valuation allowance for the years ended December 31, 2019 and 2018 was as follows:

	2019	2018
Balance at the beginning of the year	(3,704)	(2,867)
Changes during the year	(950)	(837)
Balance at the end of the year	(4,654)	(3,704)

The main reconciling item between the statutory tax rate of the Company and the effective rate is the share-based compensation and provision for full valuation allowance in respect of tax benefits from carry forward tax losses due to the uncertainty of the realization of such tax benefits.

NOTE 12 - SUBSEQUENT EVENTS:

a.	On February 3, 2020, the Company closed a financing round with certain of its shareholders, whereby $ 400 thousand have been invested in the Company (the “Internal Financing”).

In the framework of the Internal Financing, all existing share capital of the Company has been converted into Ordinary Shares, NIS 0.01 par value each, and the Company has consolidated its share capital on a 100:1 basis, whereby each 100 shares of the Company with NIS 0.01 par value have been consolidated into 1 share with NIS 1.00 par value, note 7a.

The investors in the Internal Financing have been issued new Preferred Shares NIS1.00 par value each (the “Preferred Shares”), and the Articles of Association of the Company have been amended such that in any sale or merger of the Company, if the proceeds to Company or its security holders are less than $ 40 million, then only holders of Preferred Shares will participate in the distribution of such proceeds.

b.
On April 30, 2020, the merger transaction with 9 Meters Biopharma (formerly Innovate Biopharmaceuticals, Inc.) was completed (the “Merger”). Following completion of the Merger, the Company is a wholly-owned subsidiary of 9 Meters Biopharma. The security holders of the Company prior to the Merger have received approximately 38.8 million shares of Common Stock of 9 Meters Biopharma, in consideration for all the securities of the Company, which have been transferred to 9 Meters Biopharma in the Merger. Immediately following the Merger the security holders of the Company held approximately 38% of 9 Meters Biopharma.

c.
On April 30, 2020, 9 Meters Biopharma entered into a merger agreement with Naia Rare Diseases, Inc. (“Naia”), whereby Naia is surviving as a wholly-owned subsidiary of 9 Meters Biopharma. The merger with Naia closed on May 6, 2020.

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 12 - SUBSEQUENT EVENTS (continued):

d.	COVID-19

The management of the Company continues to monitor the evolving situation with COVID-19, also known as coronavirus, which could directly or indirectly impact the Company’s operation. It is still too early to assess the full impact of the coronavirus outbreak and the extent to which the coronavirus impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, and the actions that may be required to contain the coronavirus or treat its impact. In particular, the continued spread of the coronavirus globally could materially adversely impact our operations and workforce, including our research and development and our ability to raise capital, each of which in turn could have a material adverse impact on our business, financial condition and results of operation.

e.	Options to Preferred Shares

On January 26, 2020, the Company granted to the Chairman of the Board of Directors, CEO and certain of its shareholders, options exercisable for Preferred Shares of NIS 1 par value each (the “Options to Preferred Shares”), in a total amount equal to approximately 2.6% of the Merger consideration. All Options to Preferred Shares were fully vested upon their grant, and shall remain exercisable for a period of 5 years or until an M&A transaction as defined in the minutes of the meeting of shareholders of the Company.